SciPlay Reports Third Quarter 2021 Results

Record Gold Fish® Casino Revenue Including 4th Consecutive Quarter of Growth
Worldwide Launch of Solitaire Pets® Adventure
Grew Net Income 5% Reflecting Disciplined Operating Strategy
$58M in Net Cash Provided by Operating Activities
Maintained Record Payer Conversion rate of 8.5%
LAS VEGAS | November 9, 2021 — SciPlay Corporation (NASDAQ: SCPL) (“SciPlay” or the “Company”) today reported results for the third quarter ended September 30, 2021.
Josh Wilson, Chief Executive Officer of SciPlay, said, “Our team executed a number of operational achievements in the quarter, continuing the strong momentum across key areas of the business. Gold Fish® Casino delivered another exceptional quarter in Q3 and has huge momentum going into Q4. The launch of our newly redesigned Quick Hit is gaining traction, up 30% since June. The quarter was impacted by an event isolated in Jackpot Party® Casino, which we identified and addressed quickly, with the impact limited to the third quarter. With Jackpot Party rebounding, we expect SciPlay to return to both year over year and sequential growth in the fourth quarter. Solitaire Pets® Adventure has now launched world-wide and Project X is tracking ahead of schedule as we continue to expand in casual and diversify our revenue streams."

Daniel O'Quinn, Interim Chief Financial Officer of SciPlay, added "We are very pleased as we continued to deliver strong monetization metrics, maintaining an 8.5% payer conversion record following 7 consecutive quarters of growth, in addition to generating ARPDAU of $0.69. Monthly paying users and average monthly revenue per user were well above pre-COVID-19 levels, with average quarterly revenue running approximately 25% higher and AMRPPU approximately $10 higher. There were a number of significant redesigns and game features that drove player engagement and growth in our social casino games and we remain disciplined in managing our cost structure and balance sheet, generating $58 million in operating cash flow in the quarter."

SUMMARY RESULTS

	Three Months Ended
($ in millions)	September 30,
	2021	2020
Revenue	$146.6	$151.2
Net income	37.0	35.1
Net income margin	25.2%	23.2%
Net cash provided by operating activities	58.0	56.4
Capital expenditures	0.9	1.8

Non-GAAP Financial Measures (1)
Adjusted EBITDA (“AEBITDA”)	$44.7	$49.3
AEBITDA margin	30.5%	32.6%

	As of September 30,	As of December 31,
Balance Sheet Measures	2021	2020
Cash and cash equivalents	$330.8	$268.9
Available liquidity(2)	480.8	418.9

(1) The financial measures “AEBITDA” and “AEBITDA margin” are non-GAAP financial measures defined below under “Non-GAAP Financial Measures” and are reconciled to the most directly comparable GAAP measures in the accompanying supplemental tables at the end of this release.
(2) Available liquidity is calculated as cash and cash equivalents plus the undrawn capacity on our revolver.

Key Performance Indicators

(in millions, except Average Revenue Per Daily Active Users ("ARPDAU"), Average Monthly Revenue Per Paying User ("AMRPPU"), and percentages)

	Three Months Ended
	September 30,		Increase /
	2021	2020	(Decrease)
Mobile Penetration	89%	87%	2.0pp
Average Monthly Active Users	6.1	7.3	(1.2)
Average Daily Active Users	2.3	2.6	(0.3)
ARPDAU	$0.69	$0.63	$0.06
Average Monthly Paying Users	0.5	0.5	—
AMRPPU	$93.67	$94.10	($0.43)
Payer Conversion Rate	8.5%	7.3%	1.2pp
pp = percentage points.

Third Quarter 2021 Financial Highlights
•Third quarter revenue was $146.6 million, down 3% from the prior year period, due to an event isolated in Jackpot Party® Casino, partially offset by strong monetization metrics and by record growth at Gold Fish® Casino. We expect SciPlay to return to both year over year and sequential growth in the fourth quarter.
•Net income was $37.0 million compared to $35.1 million in the prior year period due to lower general and administrative expenses, partially offset by higher depreciation and amortization and research and development.

•AEBITDA, a non-GAAP financial measure defined below, was $44.7 million compared to $49.3 million in the prior year period, primarily driven by lower revenue. AEBITDA margin, a non-GAAP financial measure defined below, was 30.5% for the quarter.
•Net cash provided by operating activities was $58.0 million, a $1.6 million increase over the prior year period primarily related to favorable changes in working capital primarily related to the timing of collections which was partially offset by lower earnings.
•Cash and cash equivalents increased $61.9 million to $330.8 million from the fourth quarter 2020.

Third Quarter Key Performance Highlights
•Payer conversion rate remained at record 8.5% validating our continued payer focus and live-ops strategy to drive increased monetization.
•Average Monthly Revenue Per Paying User (AMRPPU) was $93.67, remaining above pre-COVID-19 levels.
•Average Revenue Per Daily Active User (ARPDAU) up 9.5% to $0.69 compared to $0.63 in the prior year period.
•Mobile penetration increased 200 basis points from the prior year period to 89%.

About SciPlay
We are a leading developer and publisher of digital games on mobile and web platforms. We currently offer seven core games, including four social casino games and three primary casual games, and recently added a solitaire social game targeted toward casual game players. Our social casino games typically include slots-style game play and occasionally include table games-style game play, while our casual games blend slots-style or bingo game play with adventure game features. All of our games are offered and played on multiple platforms, which include Apple, Google, Facebook, Amazon, and Microsoft. In addition to our internally created game content, our content library includes recognizable, real-world slot and table games content from Scientific Games Corporation. This content allows players who like playing land-based slot machines to enjoy some of those same titles in our free-to-play games.

You can access our filings with the SEC through the SEC website at www.sec.gov or through our website, and we strongly encourage you to do so. We routinely post information that may be important to investors on our website at www.sciplay.com/investors/, and we use our website as a means of disclosing material information to the public in a broad, non-exclusionary manner for purposes of the SEC's Regulation Fair Disclosure (Reg FD). The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document, and shall not be deemed "filed" under the Securities Exchange Act of 1934, as amended.

COMPANY CONTACTS

Media Relations	Investor Relations
Christina Karas +1 702-532-7986	Jim Bombassei +1 702-532-7643
Vice President, Corporate Communications media@scientificgames.com	Senior Vice President, Investor Relations IR@scientificgames.com
All ® notices signify marks registered in the United States. © 2021 SciPlay Corporation. All Rights Reserved.

SCIPLAY CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited, in millions, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Revenue	$146.6	$151.2	$451.7	$435.1
Operating expenses:
Cost of revenue(1)	46.2	48.0	141.3	138.5
Sales and marketing(1)	32.9	33.7	101.7	97.0
General and administrative(1)	13.1	21.3	46.8	46.7
Research and development(1)	9.8	8.8	28.8	24.3
Depreciation and amortization	4.4	2.7	11.3	6.9
Restructuring and other	1.7	0.2	3.1	1.7
Operating income	38.5	36.5	118.7	120.0
Other income (expense), net	0.1	(0.2)	(0.4)	0.9
Net income before income taxes	38.6	36.3	118.3	120.9
Income tax expense	1.6	1.2	5.5	5.9
Net income	37.0	35.1	112.8	115.0
Less: Net income attributable to the noncontrolling interest	31.1	29.6	95.7	98.5
Net income attributable to SciPlay	$5.9	$5.5	$17.1	$16.5

Basic and diluted net income attributable to SciPlay per share:
Basic	$0.24	$0.24	$0.71	$0.72
Diluted	$0.24	$0.23	$0.69	$0.69

Weighted average number of shares of Class A common stock used in per share calculation:
Basic shares	24.5	22.8	24.0	22.8
Diluted shares	24.8	24.1	24.9	24.0

(1) Excludes depreciation and amortization.

SCIPLAY CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in millions, except par value)

	As of
	September 30, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$330.8	$268.9
Accounts receivable, net	35.6	36.6
Prepaid expenses and other current assets	17.1	5.9
Total current assets	383.5	311.4
Property and equipment, net	3.7	4.4
Operating lease right-of-use assets	7.2	8.5
Goodwill	130.2	129.8
Intangible assets and software, net	52.6	30.3
Deferred income taxes	77.3	82.5
Other assets	1.8	1.9
Total assets	$656.3	$568.8
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$21.5	$23.2
Accrued liabilities	33.2	22.9
Due to affiliate	2.3	5.5
Total current liabilities	57.0	51.6
Operating lease liabilities	5.9	7.5
Liabilities under TRA	64.3	68.5
Other long-term liabilities	17.8	5.7
Total stockholders’ equity(1)	511.3	435.5
Total liabilities and stockholders’ equity	$656.3	$568.8

(1) Includes $415.2 million and $355.5 million in noncontrolling interest as of September 30, 2021 and December 31, 2020, respectively.

SCIPLAY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Net cash provided by operating activities	$58.0	$56.4	$126.3	$131.9
Net cash used in investing activities	(6.6)	(1.8)	(13.7)	(17.6)
Net cash used in financing activities	(21.5)	(0.5)	(50.7)	(14.6)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	0.1	0.1	—	—
Increase in cash, cash equivalents and restricted cash	30.0	54.2	61.9	99.7
Cash, cash equivalents and restricted cash, beginning of period	300.8	156.1	268.9	110.6
Cash, cash equivalents and restricted cash, end of period	$330.8	$156.1	$330.8	$210.3

Supplemental cash flow information:
Cash paid for income taxes	$0.4	$—	$4.5	$1.5
Cash paid for contingent consideration included in operating activities	—	—	—	4.0
Supplemental non-cash transactions:
Non-cash additions to intangible assets related to license agreements	$3.5	$1.0	$16.8	$1.1

SCIPLAY CORPORATION
RECONCILIATION OF NET INCOME ATTRIBUTABLE TO SCIPLAY TO AEBITDA
(Unaudited, in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Net income attributable to SciPlay	$5.9	$5.5	$17.1	$16.5
Net income attributable to noncontrolling interest	31.1	29.6	95.7	98.5
Net income	37.0	35.1	112.8	115.0
Restructuring and other	1.7	0.2	3.1	1.7
Depreciation and amortization	4.4	2.7	11.3	6.9
Income tax expense	1.6	1.2	5.5	5.9
Stock-based compensation	0.1	9.9	5.4	15.1
Other (income) expense, net	(0.1)	0.2	0.4	(0.9)
AEBITDA	$44.7	$49.3	$138.5	$143.7
Revenue	$146.6	$151.2	$451.7	$435.1
Net income margin (Net income/Revenue)	25.2%	23.2%	25.0%	26.4%
AEBITDA margin (AEBITDA/Revenue)	30.5%	32.6%	30.7%	33.0%

RECONCILIATION OF NET INCOME MARGIN
TO AEBITDA MARGIN

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020

Net income margin (Net income/Revenue)	25.2%	23.2%	25.0%	26.4%
Restructuring and other	1.2%	0.1%	0.7%	0.4%
Depreciation and amortization	3.0%	1.8%	2.5%	1.6%
Income tax expense	1.1%	0.8%	1.2%	1.4%
Stock-based compensation	0.1%	6.6%	1.2%	3.4%
Other (income) expense, net	(0.1)%	0.1%	0.1%	(0.2)%
AEBITDA margin (AEBITDA/Revenue)	30.5%	32.6%	30.7%	33.0%

Forward-Looking Statements

Throughout this press release, we make “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements describe future expectations, plans, results or strategies and can often be identified by the use of terminology such as “may,” “will,” “estimate,” “intend,” “plan,” “continue,” “believe,” “expect,” “anticipate,” “target,” “should,” “could,” “potential,” “opportunity,” “goal,” or similar terminology. These statements are based upon management’s current expectations, assumptions and estimates and are not guarantees of timing, future results or performance. Therefore, you should not rely on any of these forward-looking statements as predictions of future events. Actual results may differ materially from those contemplated in these statements due to a variety of risks and uncertainties and other factors, including, among other things:

•the impact of the COVID-19 pandemic and any resulting social, political, economic and financial complications;
•risks and uncertainties related to the proposed acquisition of our public shares, including regarding the terms and consummation of such a transaction, whether it will yield additional value for our stockholders and whether it will adversely impact our business, financial results, results of operations, cash flows or stock price;
•our ability to attract and retain players;
•expectations of growth in total consumer spending on social gaming, including social casino gaming;
•our reliance on third-party platforms;
•our ability to continue to launch and enhance games that attract and retain a significant number of paying players;
•our reliance on a small percentage of our players for nearly all of our revenue;
•our ability to adapt to, and offer games that keep pace with, changing technology and evolving industry standards;
•competition;
•our dependence on the optional purchases of coins, chips and cards to supplement the availability of periodically offered free coins, chips and cards;
•restrictions and covenants in debt agreements, including those that could result in acceleration of the maturity of our indebtedness;
•the discontinuation or replacement of LIBOR, which may adversely affect interest rates;
•fluctuations in our results due to seasonality and other factors;
•dependence on skilled employees with creative and technical backgrounds;
•our ability to use the intellectual property rights of our parent, Scientific Games Corporation, and other third parties, including the third-party intellectual property rights licensed to Scientific Games Corporation, under our intellectual property license agreement with our parent;
•protection of our proprietary information and intellectual property, inability to license third-party intellectual property and the intellectual property rights of others;
•security and integrity of our games and systems;
•security breaches, cyber-attacks or other privacy or data security incidents, challenges or disruptions;
•reliance on or failures in information technology and other systems;

•the impact of legal and regulatory restrictions on our business, including significant opposition in some jurisdictions to interactive social gaming, including social casino gaming, and how such opposition could lead these jurisdictions to adopt legislation or impose a regulatory framework to govern interactive social gaming or social casino gaming specifically, and how this could result in a prohibition on interactive social gaming or social casino gaming altogether, restrict our ability to advertise our games, or substantially increase our costs to comply with these regulations;
•laws and government regulations, both foreign and domestic, including those relating to our parent, Scientific Games Corporation, and to data privacy and security, including with respect to the collection, storage, use, transmission, sharing and protection of personal information and other consumer data, and those laws and regulations that affect companies conducting business on the internet, including ours;
•the continuing evolution of the scope of data privacy and security regulations, and our belief that the adoption of increasingly restrictive regulations in this area is likely within the U.S. and other jurisdictions;
•risks related to foreign operations, including the complexity of foreign laws, regulations and markets; the uncertainty of enforcement of remedies in foreign jurisdictions; the effect of currency exchange rate fluctuations; the impact of foreign labor laws and disputes; the ability to attract and retain key personnel in foreign jurisdictions; the economic, tax and regulatory policies of local governments; and compliance with applicable anti-money laundering, anti-bribery and anti-corruption laws;
•influence of certain stockholders, including decisions that may conflict with the interests of other stockholders;
•our ability to achieve some or all of the anticipated benefits of being a standalone public company;
•our dependence on distributions from SciPlay Parent Company, LLC to pay our taxes and expenses, including substantial payments we will be required to make under the Tax Receivable Agreement (the “TRA”);
•failure to establish and maintain adequate internal control over financial reporting;
•stock price volatility;
•litigation and other liabilities relating to our business, including litigation and liabilities relating to consumer protection, gambling-related matters, employee matters, alleged service and system malfunctions, alleged intellectual property infringement and claims relating to our contracts, licenses and strategic investments;
•our ability to complete acquisitions and integrate businesses successfully;
•our ability to pursue and execute new business initiatives;
•natural events and health crises that disrupt our operations or those of our providers or suppliers;
•changes in tax laws or tax rulings, or the examination of our tax positions;
•our dependence on certain key providers; and
•U.S. and international economic and industry conditions.
Additional information regarding risks and uncertainties and other factors that could cause actual results to differ materially from those contemplated in forward-looking statements is included from time to time in our filings with the SEC, including under “Risk Factors” in Part II, Item 1A of our Quarterly Reports on Form 10-Q and Part I, Item 1A “Risk Factors” in our 2020 Annual Report on Form 10-K filed with the SEC on March 1, 2021. Forward-looking statements speak only as of the date they are made and, except for our ongoing obligations under the U.S. federal securities laws, we undertake no and expressly disclaim any obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.

This press release may contain references to industry market data and certain industry forecasts. Industry market data and industry forecasts are obtained from publicly available information and industry publications. Industry publications generally state that the information contained therein has been obtained from sources believed to be reliable, but that the accuracy and completeness of that information is not guaranteed. Although we believe industry information to be accurate, it is not independently verified by us and we do not make any representation as to the accuracy of that information. In general, we believe there is less publicly available information concerning international social gaming industries than the same industries in the U.S. Some data is also based on our good faith estimates, which are derived from our review of internal surveys or data, as well as the independent sources referenced above. Assumptions and estimates of our and our industry's future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described under “Risk Factors” in Part II, Item 1A of our Quarterly Reports on Form 10-Q and Part I, Item 1A “Risk Factors” in our 2020 Annual Report on Form 10-K. These and other factors could cause future performance to differ materially from our assumptions and estimates.

Non-GAAP Financial Measures

Adjusted EBITDA, or AEBITDA, as used herein, is a non-GAAP financial measure that is presented as supplemental disclosure and is reconciled to net income attributable to SciPlay as the most directly comparable GAAP measure as set forth in the below table. We define AEBITDA to include net income attributable to SciPlay before: (1) net income attributable to noncontrolling interest; (2) interest expense; (3) income tax expense; (4) depreciation and amortization; (5) restructuring and other, which includes charges or expenses attributable to: (a) employee severance; (b) management changes; (c) restructuring and integration; (d) M&A and other, which includes: (i) M&A transaction costs; (ii) purchase accounting adjustments; (iii) unusual items (including certain legal settlements) and (iv) other non-cash items; (e) contingent acquisition consideration and (f) cost-savings initiatives; (6) stock-based compensation; (7) loss (gain) on debt financing transactions; and (8) other expense (income) including foreign currency (gains) and losses. We also use AEBITDA margin, a non-GAAP measure, which we calculate as AEBITDA as a percentage of revenue.

Our management uses AEBITDA and AEBITDA margin to, among other things: (i) monitor and evaluate the performance of our business operations; (ii) facilitate our management’s internal comparisons of our historical operating performance and (iii) analyze and evaluate financial and strategic planning decisions regarding future operating investments and operating budgets. In addition, our management uses AEBITDA and AEBITDA margin to facilitate management’s external comparisons of our results to the historical operating performance of other companies that may have different capital structures and debt levels. Our management believes that AEBITDA and AEBITDA margin are useful as they provide investors with information regarding our financial condition and operating performance that is an integral part of our management’s reporting and planning processes. In particular, our management believes that AEBITDA is helpful because this non-GAAP financial measure eliminates the effects of restructuring, transaction, integration or other items that management believes have less bearing on our ongoing underlying operating performance. Management believes AEBITDA margin is useful as it provides investors with information regarding the underlying operating performance and margin generated by our business operations.